UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 27, 2014

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2014, Transcat, Inc. (the “Company”) appointed Angela J. Panzarella to its Board of Directors (the “Board”) to fill the existing vacancy on the Board. Ms. Panzarella will serve for the remaining portion of the three-year term expiring at the Company’s annual meeting of shareholders to be held in 2016 or until her successor is duly elected and qualified. Ms. Panzarella is expected to serve on a Board committee; however, the Board has not yet made this determination.

Ms. Panzarella, age 55, is the President of ACM Medical Laboratory, Inc., a division of Unity Health System, and a leading clinical and pathology laboratory in the northeastern United States and an emerging leader in central laboratory services for clinical trials. Prior to joining ACM Medical Laboratory, Inc. in 2010, Ms. Panzarella held various legal and executive positions with Bausch & Lomb Incorporated from 1988 to 2008, most recently Corporate Vice President, Global Vision Care. Since 2008, Ms. Panzarella has also served as a consultant and expert witness in litigation matters involving the contact lens industry. Prior to joining Bausch & Lomb Incorporated, she was an associate at the law firm of Harris Beach & Wilcox specializing in litigation. Ms. Panzarella holds a B.A. from St. John Fisher College and a J.D. from Albany Law School of Union University.

There was no arrangement or understanding between Ms. Panzarella and any other person with respect to her appointment to the Board. There have been no transactions, nor are there any currently proposed transactions, in which the Company or any of its subsidiaries was or is to be a participant and in which Ms. Panzarella, or any member of her immediate family, had, or will have, a direct or indirect material interest.

Ms. Panzarella will receive cash compensation in accordance with the Company’s compensation arrangements for directors as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 26, 2013. Such description is incorporated herein by reference.

Upon her appointment to the Board, Ms. Panzarella was also awarded a five-year stock option to purchase 10,000 shares of the Company’s common stock at $8.37 per share (that being the closing price of the common stock on January 27, 2014). The option vested immediately; however, up to 2,000 shares subject to the option will expire each year if unexercised.

Ms. Panzarella will be subject to the Company’s stock ownership objectives for directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: January 31, 2014	By:	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer